                                                                  EXECUTION COPY

                               FIRST AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT

      THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is entered into as of April 15,1999 by and between Consumer Portfolio Services, Inc., a California corporation (the "Company"), and Levine Leichtman Capital Partners II, L.P., a California limited partnership ("LLCP").

                                    RECITALS

      A. The Company and LLCP are parties to that certain Registration Rights Agreement dated November 17, 1999 (the "Registration Rights Agreement") pursuant to which the Company granted to LLCP certain registration rights with respect to the shares of Common Stock issuable upon the exercise of that certain Warrant to Purchase 3,450,000 Shares of Common Stock (the "Original Warrant") issued pursuant to that certain Securities Purchase Agreement dated as of November 17, 1998 by and between the Company and LLCP (the "November 1998 Securities Purchase Agreement").

      B. Concurrently with the execution hereof, the Company and LLCP are entering into that certain First Amendment to Securities Purchase Agreement of even date herewith (the "First Amendment to November 1998 Securities Purchase Agreement") pursuant to which the November 1998 Securities Purchase Agreement and the Original Warrant are being amended in certain respects.

      C. Concurrently with the execution hereof, the Company and LLCP are entering into that certain Securities Purchase Agreement of even date herewith (the "April 1999 Securities Purchase Agreement") pursuant to which the Company will issue to LLCP a warrant to purchase 1,335,000 shares of Common Stock (the "April 1999 Warrant").

      D. It is a condition precedent to the consummation of the transactions contemplated by the First Amendment to November 1998 Securities Purchase Agreement and the April 1999 Securities Purchase Agreement that the Company and LLCP enter into this Amendment.

      E. In consideration of the substantial direct and indirect benefits which the Company will realize from the consummation of the transactions contemplated by the First Amendment to November 1998 Securities Purchase Agreement and the April 1999 Securities Purchase Agreement, the Company desires to enter into this Agreement and to be bound by the terms and conditions hereof.

                                    AGREEMENT

      In consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. Amendment of Section 1 of the Registration Rights Agreement.

            (a) The definition of the term "Warrant" is hereby deleted from the Registration Rights Agreement and the following definitions are hereby added to
Section 1 of the Registration Rights Agreement:

            "Amended November 1998 Warrant" shall mean that certain Amended and Restated Primary Warrant initially issued pursuant to that certain Securities Purchase Agreement dated as of November 17,1998 by and between the Company and LLCP, as amended pursuant to that certain First Amendment to Securities Purchase Agreement dated as of April 15, 1999 by and among the Company and LLCP, as such warrant may be further amended, restated or amended and restated at any time and shall include (i) any new warrant or warrants issued upon the transfer of all or any portion of such warrant and (ii) any warrant or warrants issued upon the further transfer, division or combination of any such new warrant or warrants.

            "April 1999 Warrant" shall mean that certain Warrant issued pursuant to that certain Securities Purchase Agreement dated as of April 15, 1999 by and among the Company and LLCP, as such warrant may be further amended, restated or amended and restated at any time and shall include (i) any new warrant or warrants issued upon the transfer of all or any portion of such warrant and (ii) any warrant or warrants issued upon the further transfer, division or combination of any such new warrant or warrants.

            "Warrants" shall mean, collectively, the Amended November 1998 Warrant and the April 1999 Warrant and "Warrant" shall mean either of the Warrants, individually.

            (b) The definition of the term "Shares" in the Registration Rights Agreement is hereby amended and restated to read in its entirety as follows:

            "Shares" shall mean (i) the shares of Common Stock issued or issuable upon exercise of the Warrants and (ii) the shares of Common Stock issued pursuant to Section 3.9 (Other Anti-Dilution Provisions) of the April 1999 Warrant. As used in this Agreement, the holder of either Warrant or any portion thereof shall be deemed to be the holder of the shares of Common Stock issuable upon exercise thereof and to the extent such shares of Common Stock constitute Registrable Securities, such holder shall be deemed to be the holder of such Registrable Securities.

      Section 2. Amendment of Section 2.1(a) of the Registration Rights Agreement. The final sentence of Section 2.1(a) of the Registration Rights Agreement is hereby amended and restated to read in its entirety to read as follows:

      The Company shall not be obligated to effect more than three Demand Registrations with respect to the Shares under this Section 2.1(a).

      Section 3. Amendment of Section 2.4 of the Registration Rights Agreement.
Section 2.4 of the Registration Rights Agreement is hereby amended and restated to read in its entirety to read as follows:

            2.4 Purchase (and Exercise) of the Warrants by the Underwriters. Notwithstanding any other provision of this Agreement to the contrary, in connection with any Demand Registration or Piggy-Back Registration which is to be an underwritten offering, to the extent all or any portion of the Registrable Securities to be included in such registration consist of shares of Common Stock issuable upon exercise of either Warrant or any portion thereof, the holders of such Registrable Securities may require that the Underwriter or Underwriters purchase (and exercise) such Warrant or any portion thereof rather than require the holders of the Registrable Securities to exercise such Warrant or portion thereof in connection with such registration unless the Underwriters inform such holders that such a purchase and exercise of such Warrant will materially and adversely affect the proposed offering. The Company shall take all such action and provide all such assistance as may be reasonably requested by the holders of Registrable Securities to facilitate any such purchase (and exercise) of either Warrant agreed to by the Underwriter or Underwriters, including, without limitation, issuing the Common Stock issuable upon the exercise of such Warrant or any portion thereof to be issued within such time period as will permit the Underwriters to make and complete the distribution contemplated by the underwriting.

      Section 4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first above written.

THE COMPANY:                                LLCP:

CONSUMER PORTFOLIO SERVICES,                LEVINE LEICHTMAN CAPITAL
INC., a California corporation              PARTNERS, INC., a California
                                            corporation

By: /s/ Charles E. Bradley, Jr.                on behalf of LEVINE LEICHTMAN
    -------------------------------------      CAPITAL PARTNERS II, L.P.,
    Charles E. Bradley, Jr.,                   a California limited partnership
    President and Chief Executive Officer

By: /s/ Jeffrey P. Fritz                       By: /s/ Lauren B. Leichtman
    -------------------------------------          -----------------------------
    Jeffrey P. Fritz,                              Lauren B. Leichtman,
    Senior Vice President and Chief                Chief Executive Officer
    Financial Officer